Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the Scholastic Corporation 401(K) Savings and Retirement Plan; Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan; Registration Statement (Form S-8 No. 33-50128) pertaining to the 1992 Outside Directors’ Stock Option Plan; Registration Statement (Form S-8 No. 333-62297) pertaining to Scholastic Corporation 1997 Outside Directors’ Stock Option Plan; Registration Statement (Form S-8 No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement (Form S-8 No. 333-68181) pertaining to the Scholastic Corporation Employee Stock Purchase Plan; Registration Statement (Form S-8 No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan; and Registration Statement (Form S-4 No. 333-104799) pertaining to the issuance of up to $175,000,000 of 5% Notes due 2013, of our report dated July 14, 2003, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2003.

Ernst & Young LLP

New York, New York

August 15, 2003